UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 12, 2007

Cirrus Logic, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-17795	77-0024818
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2901 Via Fortuna, Austin, Texas		78746
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	512-851-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On January 12, 2007, Cirrus Logic, Inc. (the "Company") was informed that a shareholder derivative suit against current and certain former directors and executive officers of the Company was filed in state district court in Travis County, Texas on January 5, 2007. The complaint alleges, among other things, that certain of the Company’s current and past officers and directors breached fiduciary duties to the Company relating to certain prior grants of Company stock options. The Company is currently evaluating the lawsuit. Regardless of the outcome, this litigation, and any other litigation that may be brought against the Company or its directors and officers, could be time consuming, result in significant expense, divert the attention and resources of the Company’s management and other key employees, and could have a material adverse effect on the Company’s business, results of operations and cash flows.

The Company’s previously announced independent review of its historical stock option grant processes remains on-going.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cirrus Logic, Inc.

January 17, 2007	By:	Thurman K. Case

Name: Thurman K. Case
Title: Acting Chief Financial Officer